Exhibit 99.1

PRESS RELEASE:

OHIO CASUALTY CALLS FOR FULL REDEMPTION OF ALL OUTSTANDING

5.00% CONVERTIBLE NOTES DUE 2022

FAIRFIELD, Ohio, March 22, 2005 — Ohio Casualty Corporation (the “Company”) (Nasdaq: OCAS) today announced that the Company intends to fully redeem before maturity its old 5.00% Convertible Notes due 2022 (CUSIP Nos. 677240AB9 and 677240AC7) (the “Old Notes”) and its new 5.00% Convertible Notes due 2022 (CUSIP No. 677240AE3) (the “New Notes,” and together with the Old Notes, the “Notes”) to be issued in exchange for certain of the Old Notes, in each case, at their regular redemption price of 102% of the principal amount thereof ($1,020.00 per $1,000.00) plus accrued interest to, but excluding, the redemption date of May 2, 2005 (the “Redemption Date”). All interest on the Notes called for redemption will cease to accrue on and after the Redemption Date.

The redemption of the New Notes will be made under the terms of the Indenture, expected to be dated as of March 23, 2005 (the “New Indenture”) between the Company and HSBC Bank USA, National Association, as trustee (the “Trustee”) and the redemption of the Old Notes is being made under the terms of the Indenture, dated as of March 19, 2002 (the “Old Indenture,” and together with the New Indenture, the “Indenture”) between the Company and the Trustee. The terms of the Indenture permit the Company to redeem the Notes prior to maturity. A Notice of Redemption will be mailed for the Notes to all registered holders of the Notes. Copies of the Notice of Redemption and additional information relating to the procedures for redemption will be available from HSBC Bank USA, National Association, 452 Fifth Avenue, New York, New York, 10018, Attention: Issuer Services.

Prior to 5:00 p.m., New York City time, on April 29, 2005, one business day preceding the Redemption Date, holders of Notes can elect to convert such Notes in accordance with their terms. Upon conversion, the Company will be obligated to pay the principal amount of the converted New Notes in cash and any conversion consideration in excess of the principal amount (determined as specified in the Indenture) in the Company’s common shares. Upon conversion of the Old Notes, the Company will be obligated to deliver 44.2112 of its common shares for each $1,000 principal amount Old Note surrendered for conversion.

The remaining principal amount outstanding of the Notes is approximately $184,250,000. The Notes will be redeemed using a portion of the proceeds from the Company’s June 25, 2004 sale of approximately $200,000,000 original principal amount of its 7.30% Senior Notes due 2014.

HSBC Bank USA, National Association is the Trustee, registrar, paying agent and conversion agent for the Notes.

Payment of the redemption price on the Notes called for redemption will be paid only upon presentation and surrender thereof by Noteholders in accordance with the procedures indicated in the Notice of Redemption.

This announcement is neither an offer to sell nor a solicitation of an offer to purchase any of the Notes or any of Ohio Casualty’s common shares and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

In accordance with Article 10 of the Indenture, this press release is intended to satisfy the Company’s obligation to issue a press release upon a determination that holders of Notes are or will be entitled to convert their Notes and a copy of this press release is available on the Company’s Website www.ocas.com.

About Ohio Casualty Corporation:

Ohio Casualty Corporation is the holding company of The Ohio Casualty Insurance Company, which is one of six property-casualty companies that make up Ohio Casualty Group®. The Ohio Casualty Insurance Company was founded in 1919 and is licensed in 49 states. Ohio Casualty Group is ranked 48th among U.S. property/casualty insurance groups based on net premiums written (Best’s Review, July 2004). Ohio Casualty Corporation trades on the Nasdaq National Market under the symbol OCAS.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements regard the Company’s plan to use a portion of the proceeds from its June 25, 2004 sale of approximately $200,000,000 original principal amount of its 7.30% Senior Notes due 2014. In addition, there can be no assurance that the Company will be able to complete the redemption. The Company’s ability to complete the redemption will depend, among other things, on its financial condition on the Redemption Date. The Company’s ability to complete the redemption and Ohio Casualty’s business are subject to the risks described in its filings with the Securities and Exchange Commission.

Media Contact: Cindy L. Denney, Assistant Vice President, Corporate Communications, (513) 603-2074

Investment Analyst Contact: Dennis E. McDaniel, Vice President of Strategic Planning and Investor Relations, (513) 603-2197

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